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                                                                     Exhibit #4

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                          REGISTRATION RIGHTS AGREEMENT

                                      among

                            QUAKER STATE CORPORATION

                                       and

                           THE BLUE CORAL STOCKHOLDERS

                               (as defined herein)

                            Dated as of June 28, 1996


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                                TABLE OF CONTENTS

                                                                                                      Page

1.  Registrations Upon Demand............................................................................1
        1.1  Demands.....................................................................................1
        1.2  Registration Statement Form.................................................................2
        1.3  Expenses....................................................................................2

2.  Opinion of Counsel in Lieu of Registration...........................................................3

3.  Incidental Registrations.............................................................................3
    3.1  Procedures......................................................................................4

4.  Registration Procedures..............................................................................6

5.  Holdback Agreements.................................................................................11

6.  Preparation; Reasonable Investigation...............................................................11

7.  Representation by the Parent........................................................................11

8.  Indemnification.....................................................................................12
        8.1  Indemnification by the Parent..............................................................12
        8.2  Indemnification by the Sellers.............................................................13
        8.3  Notices of Claims, etc.....................................................................13
        8.4  Other Indemnification......................................................................14
        8.5  Limitation on Indemnification by the Sellers
              ..........................................................................................14
        8.6  Other Remedies.............................................................................15

9.  Definitions.........................................................................................16

10.  Miscellaneous......................................................................................18
        10.1  Successors, Assigns and Transferees.......................................................18
        10.2  Amendment and Modification................................................................19
        10.3  GOVERNING LAW.............................................................................19
        10.4  Invalidity of Provision...................................................................19
        10.5  Notices...................................................................................19
        10.6  Headings; Execution in Counterparts.......................................................20
        10.7  Entire Agreement..........................................................................20
        10.8  Term......................................................................................20




                                       i



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                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                  REGISTRATION RIGHTS AGREEMENT, dated as of June 28, 1996, among QUAKER STATE CORPORATION, a Delaware corporation (the "Parent") and the individuals and trusts listed on the signature pages hereto (such individuals and trusts, collectively, the "Blue Coral Stockholders"). Capitalized terms used herein without definitions shall have the respective meanings assigned thereto in Article 10 hereof.

                  1.  Registrations Upon Demand.
                      -------------------------

                  1.1 Demands. At any time after the Closing Date, the Blue Coral Stockholders shall have the right to make up to two separate demands that the Parent effect registration under the Securities Act of all or a portion of the Registrable Securities owned by such Blue Coral Stockholders (the Blue Coral Stockholder or Blue Coral Stockholders exercising such registration rights hereunder are referred to herein as the "Demand Registrants"), PROVIDED that the Parent shall not be required to effect any registration demanded pursuant to this Section 1.1 if: (a) another registration of equity securities of the Parent under the Securities Act is then pending or has been duly and validly demanded by any Person pursuant to any contractual arrangement existing on the date hereof between such Person and the Parent and such contractual arrangement prohibits the Parent from effecting such registration at such time pursuant to this Agreement, (b) a period of less than three months shall have elapsed from the effective date of the most recent registration previously effected by the Parent, or (c) the number of Registrable Securities for which such registration is demanded is less than 20% of the total number of Merger Shares. Upon any such qualifying demand, the Parent will promptly, but in any event within 15 days, give written notice of such demand to all holders of Registrable Securities and thereupon the Parent will use its best efforts to effect the prompt registration under the Securities Act of (I) the Registrable Securities which the Parent has been so demanded to register by the Demand Registrants, and (II) all other Registrable Securities which the Parent has been requested to register by the holders thereof by written request given to the Parent within 20 days after the giving of such written notice by the Parent, all to the extent required to permit the disposition of the Registrable Securities so to be registered on any securities exchange on which equity securities of the Parent are then



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listed, in "brokers' transactions" within the meaning of section 4(4) of the
Securities Act, in transactions directly with a "market maker," as that term is defined in section 3(a)(38) of the Exchange Act or in privately negotiated transactions.

                  Notwithstanding the foregoing, if the Parent shall at any time furnish to each seller of the Registrable Securities to be registered a certificate of the Parent stating that counsel to the Parent, which counsel shall be reasonably satisfactory to the Demand Registrants, or the Board of Directors of the Parent has determined that the Parent has pending or in process a material transaction or other development, the disclosure of which would, in the good faith judgment of the Parent, materially and adversely affect the Parent, then, in either case, the Parent may defer the filing (but not the preparation) of a registration statement, and may withhold efforts to cause the registration statement to become effective if the registration has been filed, for up to 120 days, but the Parent shall use all reasonable efforts to resolve the transaction and, in accordance with Section 4, to file the registration statement and cause it to become effective as soon as possible. If the Parent shall so defer the filing of any such registration statement, or so withhold efforts to cause the registration statement to become effective, the holders of Registrable Securities to be registered shall have the right to withdraw the demand for registration by giving written notice to the Parent from the Majority Holders within 20 days after receipt of the applicable notice of deferment (and, in the event of such withdrawal, such demand shall not be counted for purposes of determining the number of demands for registration to which the holders of Registrable Securities are entitled pursuant to Section 1.1). Notwithstanding anything else to the contrary in this Section 1.1 or in Section 5, the aggregate number of days during which otherwise qualifying holders of Registrable Securities shall be prohibited from registering and selling Registrable Securities under this Section 1.1 shall not exceed 180 days during any consecutive 12-month period.

                  1.2 REGISTRATION STATEMENT FORM. Each registra tion demanded pursuant to Section 1.1 shall be effected by the filing of a registration statement on a Form S-3, unless the Parent is not qualified to use such Form, in which case such registration shall be effected on any Form selected by the Parent for which the Parent then qualifies.


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                  1.3 EXPENSES. (a) The Parent will pay all Registration
Expenses in connection with any registration demanded under Section 1.1; provided that any seller thereunder shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law, including any applicable blue sky laws.

                  (b) In connection with a registration of Registerable Securities under Section 1.1 or Section 3, the sellers of such Registerable Securities shall have the right upon written request to require the Parent to pay all fees and disbursements of the counsel to such sellers in such registration that total up to $20,000.00, provided that the Parent shall only be obligated to pay such fees and disbursements in connection with any two registrations during the term of this Agreement. Except as provided in the preceding sentence, the sellers of Registerable Securities will be exclusively responsible for paying any fees and disbursements of any counsel retained by the sellers of such Registrable Securities in connection with any registration of such Registrable Securities under Section 1.1 or Section 3.

                  2. OPINION OF COUNSEL IN LIEU OF REGISTRATION. Notwithstanding anything in this Agreement to the contrary, if in the opinion of counsel for the Parent, which opinion shall be in form and substance reasonably satisfactory to such Blue Coral Stockholder and its counsel, no registration under the Securities Act is required in connection with any Blue Coral Stockholder's disposition of any of the Merger Shares covered by a demand for registration made by such Blue Coral Stockholder under Section 1.1 in the manner in which such Blue Coral Stockholder proposes to dispose of such Merger Shares included in such demand, such Merger Shares (x) shall not be eligible for registration under this Agreement, (y) shall not be included in any determination of whether or not the test set out in clause (c) of Section 1.1 has been satisfied and (z) shall no longer constitute Registrable Securities under this Agreement; provided, however, that if prior to such disposition, such counsel withdraws, rescinds or otherwise nullifies such opinion, or if the opinion of counsel for the Majority Holders, which opinion shall be in form and substance reasonably satisfactory to the Parent and its counsel, the facts or law supporting such opinion have substantively changed, then this Section 2 shall be inoperative with respect to the sale of such Merger Shares in such registration.

                  3.  INCIDENTAL REGISTRATIONS.

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                  3.1 PROCEDURES. If the Parent at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 1 or a registration on Form S-4 or S-8 or any successor form), whether for its own account or for the account of others, and the registration form to be used may be used for the registration of Registrable Securities, it will give prompt written notice to all holders of Registrable Securities of its intention to do so. Upon the written request of any such holder (each, a "Requesting Holder") made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder), the Parent will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities, PROVIDED that:

                  (a) in the case of any Specialty Demand Registration, registration under this Section 3 shall only be effected to the extent permitted under Section 2.1(b) of the Specialty Oil Registration Rights Agreement;

                  (b) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Parent shall determine for any reason not to register such equity securities, the Parent may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Blue Coral Stockholders to request that a registration be effected under, and in accordance with the terms and limitations of, Section 1; and

                  (c) if a registration pursuant to this Section 3 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Parent by letter of its opinion that the number or type of equity securities requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the price at which such securities can be sold, and the Parent has so advised each Requesting Holder in writing, then the Parent will include in such

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         registration, to the extent of the number and type of securities which the Parent is so advised can be sold in (or during the time of) such offering, FIRST, all securities, if any, proposed by the Parent to be sold for its own account, SECOND, to the extent that the number of securities which the Parent proposes to sell for its own account pursuant to such offering is less than the number of securities which the Parent has been advised can be sold in such offering without having the adverse effect referred to above, any securities initially proposed to be registered by the Parent for the accounts of other Persons pursuant to the exercise of demand registration rights if such securities must be included to prevent a breach of any applicable registration rights agreement between the Parent and such other Person, but only in such amount and to the extent required by such agreement, THIRD, to the extent that the number of securities which the Parent proposes to sell for its own account pursuant to this Section 3, together with those securities included in such offering pursuant to clause second is less than the number of shares which the Parent has been advised can be sold in such offering without having the adverse effect referred to above, such securities requested to be included by any Person pursuant to rights granted to such Person in Section 2.2(b) of the Specialty Oil Registration Rights Agreement, and FOURTH, such Registrable Securities requested to be included in such registration pursuant to this Agreement and such other securities proposed to be registered by the Company for the accounts of each other Person (not included in those securities to be registered pursuant to clause SECOND and clause THIRD) and which by the terms of any applicable registration rights agreement between the Parent and such other Person must be included in the same proportion as the Registrable Securities of any Requesting Holder under this Agreement, pro rata among such Requesting Holders and such other Persons on the basis of the estimated proceeds from the sale thereof. Additionally, any Blue Coral Stockholders who are then executive officers or directors of Blue Coral or the Parent will not be entitled to participate in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall determine in good faith that the participation of such executive officers or directors of Blue Coral or the Parent would adversely affect the marketability of the other securi ties being sold in such registration. Any Requesting

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         Holder may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration. No registration effected under this
         Section 3.1 shall relieve the Parent from its obligation to effect registrations under Section 1.

                  3.2 EXPENSES. Each Requesting Holder shall pay its pro rata share of all Registration Expenses incurred in connection with a registration under Section 3.1, such pro rata share to be calculated based on the relative number of shares that such Requesting Holder included in such registration as compared to the total number of shares of Parent Capital Stock being sold by all Persons in such registration. Subject to
     Section 1.3(b), each Requesting Holder will be exclusively responsible for paying any fees and disbursements of any counsel retained by such Requesting Holder in connection with any registration under Section 3.1.

                  4. REGISTRATION PROCEDURES. If and whenever the Parent is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1, the Parent will, subject to Section 1.1, promptly:

                  (a) prepare, and as soon as practicable, but in any event within 60 days thereafter file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement as provided in Section 1.1, but in no event for a period of longer than four months after such registration statement becomes effective;

                  (c) furnish to counsel selected by the holders of at least 51% of the Registrable Securities


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         proposed to be sold in connection with such registration (such holders, the "Majority Holders") copies of all documents proposed to be filed with, or submitted to the staff of, the Commission in connection with such registration, which documents will be subject to the review of such counsel, and the Parent shall not file any amendment or post-effective amendment or supplement to such registration statement or the prospectus included therein to which the Majority Holders or their counsel shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, unless the Parent determines that the filing of such amendment or supplement is required by law or necessary to avoid liability under the Securities Act;

                  (d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including at least one copy of all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller as provided in Section 1.1;

                  (e) use reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in the manner provided in Section 1.1, PROVIDED that the Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or

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         take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

                  (f) use reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Parent to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities as provided in Section 1.1;

                  (g) notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Parent (in form complying with the provisions of Section 11(a) of the Securities Act) and the rules and regulations promulgated thereunder covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement;



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                  (i) notify each seller of any Registrable Securities covered by such registration statement (I) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (II) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (III) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (IV) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

                  (j) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

                  (k) use its best efforts (I) to list such Registrable Securities on any securities exchange on which the equity securities of the Parent are then listed or, if no such equity securities are then listed, and (II) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement PROVIDED, that if the Parent is unable to so list such Registrable Securities, the demand to register such Registrable Securities shall be deemed withdrawn under Section 1.1 (and such demand shall not be counted for determining the number of demands for registration to which the holders of Registrable Securities are entitled pursuant to Section 1.1);

                  (l) comply with the requirements of Section 153 of the Securities Act regarding delivery of prospectuses; and

                  (m) cooperate with the holders of Registrable Securities covered by such registration statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such registration statement, and enable such securities



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         to be in such denominations and registered in such names as such holders may request.

                  The Parent may require each seller of any Registrable Securities as to which any registration is being effected to furnish to the Parent such information regarding such seller, its ownership of Registrable Securities and the intended method of disposition of such Registrable Securities as the Parent may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Parent all information required to be disclosed in order to make the information previously furnished to the Parent by such holder not materially misleading.

                  The Parent agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, without the consent of such seller, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law or is necessary to avoid liability under the securities laws.

                  By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Parent of the happening of any event of the kind des cribed in Section 4(g), such holder will promptly discon tinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contem plated by
     Section 4(g). If so directed by the Parent, each holder of Registrable Securities will deliver to the Parent all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Parent shall give any such notice, the period mentioned in Section 4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall



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     have received the copies of the supplemented or amended prospectus contemplated by Section 4(g).

                  5. HOLDBACK AGREEMENTS. If and whenever the Parent proposes to register any of its equity securities under the Securities Act for its own account or otherwise (other than on Form S-4 or S-8 or any successor form), each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration, except as part of such registration.

                  6. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Parent will give any holder of Registrable Securities so to be registered which owns at least 10% of the Registrable Securities and its counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each such holder such access to the financial and other records, pertinent corporate documents and properties of the Parent and its subsidiaries and such opportunities to discuss the business of the Parent with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be reasonably requested by such holders in connection with such registration statement.

                  7. REPRESENTATION BY THE PARENT. The Parent represents to the Blue Coral Stockholders that, as of the date hereof, the Parent is not contractually obligated to effect the registration of any shares of Parent Capital Stock under the Securities Act except pursuant to the Specialty Oil Registration Rights Agreement, the Slick 50 Registration Rights Agreement and this Agreement. True and complete copies of the Specialty Oil Registration Rights Agreement and the Slick 50 Registration Rights Agreement have been previously provided to the Blue Coral Stockholders' Representative. As of the date hereof, the

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     parties to the Specialty Oil Registration Rights Agreement have not exercised any of their rights under Section 2.1(a) of the Speciality Oil Registration Rights Agreement to demand that the Parent effect any registration of Parent Capital Stock under the Securities Act. As of the date hereof, the parties to the Slick 50 Registration Rights Agreement have not exercised any of their rights under Section 1.1 of the Slick 50 Registration Rights Agreement to demand that the Parent effect any registration of Parent Capital Stock under the Securities Act.

                  8.  INDEMNIFICATION.

                  8.1 INDEMNIFICATION BY THE PARENT. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Parent will indemnify and hold harmless (a) the seller of such Registrable Securities, (b) the directors, officers, partners, employees, agents and Affiliates of such seller and (c) each person, if any, who controls (with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Parent by such seller for use in the preparation thereof. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any such seller of Registrable Securities or any such director, officer or controlling Person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.1 shall not




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     apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld).

                  8.2 INDEMNIFICATION BY THE SELLERS. The Parent may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 1 that the Parent shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally and not jointly, in the same manner and to the same extent as set forth in
     Section 8.1, the Parent, its directors and officers and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Parent with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Parent by such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Parent or any such director, officer or controlling Person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld).

                  8.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this

     Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of its independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  8.4 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Parent and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

                  8.5 LIMITATION ON INDEMNIFICATION BY THE SELLERS. Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution obligations of the sellers of any Registrable Securities under Sections 8.2, 8.4 and 8.6 shall not exceed the respective amount of proceeds received by any such seller in connection with such registration and sale of any such

     Registrable Securities pursuant to this Agreement, after deduction of all costs and expenses required to be paid by such seller under this Agreement.

                  8.6 OTHER REMEDIES. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than, in each case, by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses: in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 7.6 except to the extent and under such circumstances as such party would have been liable to indemnify under this Sec tion 7 if such indemnification were enforceable under applicable law.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.6 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8.6, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue statement or omission.

          9. DEFINITIONS. For purposes of this Agree ment, the following terms shall have the following respective meanings:

          "AFFILIATE": A Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "BLUE CORAL" means Blue Coral, Inc.

          "BLUE CORAL STOCKHOLDER" has the meaning set forth in the Preamble to this Agreement.

          "CLOSING DATE": The date on which the closing of the Merger actually occurs.

          "COMMISSION": The Securities and Exchange Commission.

          "DEMAND REGISTRANT": As defined in Sec tion 1.1.

          "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

          "MAJORITY HOLDERS": As defined in Section 4(c).

          "MERGER": The acquisition of Blue Coral, Inc. by a wholly owned subsidiary of the Parent pursuant to the Agreement and Plan of Merger, dated as of June 7, 1996, among the Parent, QSBC Acquisition Corp., Blue Coral and the Blue Coral Stockholders.

          "MERGER SHARES": The shares of Parent Capital Stock issued to the Blue Coral Stockholders in the Merger.

          "NASD": National Association of Securities Dealers, Inc.

          "NASDAQ": The Nasdaq National Market.

          "PARENT" shall have the meaning set forth in the Preamble to this Agreement.

          "PARENT CAPITAL STOCK" means shares of capital stock of the Parent, par value $1.00 per share.

          "PERMITTED TRANSFEREE" means (i) any donee which is a spouse or an immediate family member of any Blue Coral Stockholder or any other bona fide donee which is a charitable, civic, educational or other similar not-for-profit organization, or (ii) any trust, corporation, limited liability company or partnership for the benefit of, or controlled by, either directly or indirectly, any holder of Registrable Securities and/or such holder and his or her spouse and immediate family members; provided
     (A) in the case of clause (i) or (ii) above, such transferee has agreed in an instrument of assumption reasonably satisfactory in form and substance to the Parent to be bound by all of the terms and conditions of this Agreement and (B) in the case of clause (ii) above, to the extent any such trust, corporation, limited liability company or partnership shall cease to be so controlled, it shall cease to be a Permitted Transferee for all purposes of this Agreement.

          "PERSON": An individual, corporation, partnership, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "REGISTRABLE SECURITIES": The Merger Shares that are beneficially owned (within the meaning of Section 13d-3 of the Exchange Act) by any of the Blue Coral Stockholders or Permitted Transferees, together with any securities issued or distributed in respect of any Merger Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise; PROVIDED that such securities shall cease to be Registrable Securities (I) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (II) when they shall have been otherwise transferred or disposed of by the Blue Coral Stockholder to whom they were issued, other than to a Permitted Transferee, (III) when they shall have ceased to be outstanding or (IV) for so long as they are the subject of an opinion satisfying the standards set forth in Section 2, which opinion has not been withdrawn, rescinded or otherwise nullified in the manner referred to in the proviso to Section 2.

          "REGISTRATION EXPENSES": All expenses incident to the Parent's performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws,
     (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, and (vii) fees and disbursements of counsel for the Parent and of its independent public accountants; provided, that except as provided in Section 1.3(b) Registration Expenses shall not include any fees and disbursements of any counsel retained by the sellers of Registrable Securities.

          "REQUESTING HOLDER": As defined in Section 3.

          "SECURITIES ACT": The Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

          "SLICK 50 REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of July 11, 1995, among the Parent and the Slick 50 Stockholders (as defined therein).

          "SPECIALTY OIL REGISTRATION RIGHTS AGREEMENT" means the Registration Rights and Transfer Agreement, dated as of September 30, 1994, between the Parent and certain shareholders of the Parent.

          "SPECIALTY DEMAND REGISTRATION" means any registration under the Securities Act of Shares of Parent Capital Stock that is requested pursuant to Section 2.1 of the Specialty Oil Registration Rights Agreement.

          10. MISCELLANEOUS.

          10.1 SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this

     Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Blue Coral Stockholders, except to another Blue Coral Stockholder or a Permitted Transferee, without the prior written consent of the Parent.

          10.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented by the Parent with the written consent of the holder or holders of a majority of the Registrable Securities.

          10.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PERSONS SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          10.4 INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

          10.5 NOTICES. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

         (i)      If to the Parent, to it at:

                  Quaker State Corporation
                  225 East John Carpenter Freeway
                  Irving, TX 75062
                  Attention:  Secretary
                  Phone:  214-868-0400
                  Fax:  214-868-0440

                  or to such other person or address as the Parent shall specify by notice in writing to each of the Blue Coral Stockholders;

                   (ii) If to any holder of Registrable Securities, to the address of such holder as set forth on the signature pages hereto or to such other person or address as any Blue Coral Stockholder shall specify by notice in writing to the Parent.

     All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (W) if by personal delivery on the day after such delivery, (X) if by certified or registered mail, on the fifth business day after the mailing thereof, (Y) if by next-day or overnight mail or delivery, on the day delivered or (Z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

                  10.6 HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                  10.7 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  10.8 TERM. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which the Parent has effected two registrations for the Blue Coral Stockholders pursuant to Section 1.1 hereof and (c) the date on which none of the Merger Shares are Registrable Securities under this Agreement, except for the provisions of Section 8 which shall survive the termination of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, effective as of the date first written above.

                                      QUAKER STATE CORPORATION

                                       By: /s/ Paul E. Konney
                                          -------------------------------
                                            Name: Paul E. Konney

                                            /s/ Sheldon G. Adelman
                                            -----------------------------
                                            Sheldon G. Adelman
                                            95 Ridgecreek Trail
                                            Moreland, Hills, Ohio 44022

                                            /s/ Carl D. Glickman
                                            ------------------------------
                                            Carl D. Glickman
                                            2678 Eaton Road
                                            Shaker Heights, Ohio 44114

                                            GST-EXEMPT TRUST FBO
                                                     WENDY ADELMAN
                                            1215 Valley Belt Road
                                            Cleveland, Ohio 44131-1451

                                            By: /s/ Robert G. Markey
                                               ---------------------------
                                            Co-Trustee

                                            By: /s/ Michael G. Turk
                                               ---------------------------
                                            Co-Trustee

                                            /s/ Michael G. Turk
                                            ------------------------------
                                            Michael G. Turk
                                            17775 Saratoga Trail
                                            Strongsville, Ohio 44136

                                            /s/ Nicolas Federico
                                            ------------------------------
                                            Nicolas Federico
                                            8970 Galloway Trail
                                            Novelty, Ohio 44072

                                             /s/ Lawrence J. Minich
                                             ------------------------------
                                             Lawrence J. Minich
                                             1151 Sommerhill
                                             Akron, Ohio 44313

                                             /S/ Howard Adelman
                                             ------------------------------
                                             Howard Adelman
                                             24639 Twickenham Drive
                                             Beachwood, Ohio 44122

                                            /s/ Ronald Peterson
                                            ------------------------------
                                            Ronald Peterson
                                            4801 N LaLomita Road
                                            Tucson, Arizona 85718

                                            /s/s Robert G. Markey
                                            ------------------------------
                                            Robert G. Markey
                                            27925 Belgrave Road
                                            Pepper Pike, Ohio 44124

                                            /s/ Joel E. Adelman
                                            ------------------------------
                                            Joel E. Adelman
                                            180 Honeybelle Oval
                                            Orange Village, Ohio 44022

                                            /s/ Norton Rose
                                            ------------------------------
                                            Norton Rose
                                            19301 Shaker Boulevard
                                            Shaker Heights, Ohio 44122